Exhibit 99.1

Membership Collective Group Announces Second Quarter 2021 results

Thursday August 26, 2021

Membership Collective Group Inc. (“MCG”), (NYSE: MCG) today reported results for its Second Quarter ending July 4 2021.

•	Significant progress against MCG growth strategy; robust recovery as restrictions lift

•	Successful Initial Public Offering on New York Stock Exchange raising $402m net proceeds to strengthen balance sheet and help drive growth initiatives.

•	Strong total revenue growth driven by significant rebound of In-House Revenue which increased to $46m in the second quarter from $16m in the first quarter of 2021.

•	Delivering against site expansion plan with two new Soho Houses in London & Austin, and on track to deliver a total of seven new Houses for 2021.

•	Significant demand for MCG memberships with MCG wait list growing to 63,700 in second quarter, our highest number to date.

•	Encouraging growth of new membership brands: Soho Friends, Soho Works and SOHO HOME+ collectively added over 8,000 new members in the second quarter.

Nick Jones, CEO of Membership Collective Group, commented:

“I am incredibly grateful for the support and contribution of our members, employees and investors to our successful Initial Public Offering on the New York Stock Exchange. Our IPO has left us well positioned to continue growing MCG, with a single-minded focus on making membership better, using our experience and infrastructure to help members connect and flourish all over the world.

Despite Covid-19 restrictions varying globally, we’ve loved welcoming members back to our Houses around the world, to Scorpios Beach Club and to The Ned in London. As restrictions have eased across the cities we operate in, we’ve seen a strong rebound In-House Revenue growth. While the rise of Covid-19 cases creates some near-term uncertainty around the shape of our recovery, the pent-up demand we have seen so far from our members as we have reopened gives us confidence in the medium-term outlook for our business.

The total size of our wait list for MCG memberships has reached a record high – providing confidence in the platform’s future growth. Our membership retention has also remained exceptionally high, although understandably we have continued to take a cautious approach to accepting new Soho House members and have prioritised existing members’ enjoyment of the Houses when they have reopened. This quarter we opened two new Houses in London and Austin, and relaunched our members’ digital platform - the SH.APP - bringing members ‘Soho House in your pocket’ and allowing them to connect with over 110,000 fellow members in a digital space.

Looking ahead, I’m excited by the new membership experiences we’ll create through our physical pipeline, with the opening of Soho House Tel Aviv and new Soho House sites nearing completion in Paris, Rome and Brighton. We also have two new retail-focused Soho Home Studios in London and Manhattan opening in the next three months and our next site for The Ned Midtown at the Nomad NYC Hotel is expected to open in early 2022. Through this growth, we continue to increase the value of our memberships by enhancing the existing access, offerings and experiences of all our members.”

Financial Summary for the Second Quarter 2021:

•	Total Revenues in the second quarter 2021 increased 118% to $124m versus the same period last year.

•

Membership Revenue in the second quarter 2021 was $45m and in line with the same period last year, as Other Member growth was offset by the strategic decision to limit the intake of new Soho House members.

•	In-House Revenue increased from $3m in the second quarter 2020 to $46m in the second quarter 2021, driven by the reopening of Soho Houses and the relaxing of Covid-19 restrictions.

•

Other Revenue in the second quarter of 2021 was $33m, a 267% increase from the second quarter of 2020 driven by the reopening of our public restaurants, The Ned and Scorpios, in addition to continued strength in Soho Home.

•	Operating loss narrowed to $47m compared to $58m in the same period last year, due to recovery of In-House Revenues and Other Revenues in the quarter.

•	House-Level Contribution of $17m, or 19% of total House Revenue in the second quarter 2021, was in line with the second quarter 2020.

•	Net loss attributable to Membership Collective Group Inc. was $56m, versus $76m in the same period last year.

•

Adjusted EBITDA was $(13)m for the thirteen weeks ending July 4 2021, or (10)% of revenue, compared to $(20)m in the same period last year driven by the reopening of our sites and partially offset by the higher associated operating expenses. Expenses not added back in Adjusted EBITDA include pre-opening expenses of $6m and a Non-Cash Rent credit of $5m.

•

Subsequent events – completion of IPO of Class A of common stock with net proceeds of $402m, after deducting underwriting discounts, commissions and other offering expenses. A portion of proceeds has been used to repay outstanding indebtedness of $98m in respect of our revolving credit facility and to redeem preferred shares in aggregate of $20m.

Operational Summary for the Second Quarter 2021:

Memberships

•	Total Members grew in the second quarter to over 127,800 from 119,100 in first quarter 2021, and 120,700 in the second quarter 2020.

•

Soho House Members grew to over 111,910 in the second quarter, from 111,311 in the first quarter 2021. We have continued to see the resilience in membership retention rate in line with recent trends, and have also remained cautious in the intakes of new members at our Houses despite very high applications in the quarter, to ensure safe social distancing and to prioritise existing members’ enjoyment of the Houses. New membership intakes have now resumed in the third quarter.

•

Soho House Frozen Memberships total 10,800 at the end of the second quarter 2021, compared to 16,500 at the end of the first quarter 2021, with an accelerated rate of unfreezing across the second quarter.

•	New Membership Brands saw robust growth. Soho Friends, Soho Works and SOHO HOME+ added over 8,000 new members during the second quarter.

Soho Houses

•

Number of Soho Houses increased to 30 in the second quarter 2021, with the opening of two Houses in the quarter. 180 House is our ninth House in London and opened in mid-April 2021. 180 House features 1970s-style interiors, a rooftop pool and club space and at the end of second quarter 2021 had 591 members. Situated between downtown and South Austin, Soho House Austin features 46 bedrooms, a rooftop pool, screening room and restaurant. The House in Austin opened in May and had 863 members at the end of the second quarter 2021.

•	Reopening of Soho Houses has been successful as Covid-19 restrictions were gradually removed, with all Soho Houses opened by the end of the second quarter.

•

Recovery of In-House Revenue as we welcomed members back. We saw significant pent up demand from our members with House visit slots sold out on a daily basis. Food & Beverage sales saw momentum growing throughout the quarter. Accommodation sales were particularly strong at our experiential and beach side properties, with Soho Beach House Miami, Soho Farmhouse and Babington House achieving an average occupancy of 93% in June in addition to a higher average daily rate in comparison to the comparative period in 2019.

•

Efficiency programmes progressed well, resulting in Houses operating at significantly improved cost ratios versus 2019. In June 2021, the food cost of sales ratio improved by 3% versus the comparative period in 2019, whilst the beverage cost of sales ratio improved by 2%.

•

SH.APP re-launched in May 2021 with a 20% increase in weekly usage since launch, and active SH.APP users increasing to just over 80,000, an increase of 33% on second quarter 2020, and a 28% increase on first quarter 2021.

Other MCG Brands

•	Soho Home online revenue grew 104% year-on-year, partly driven by a significant increase in average order value to $670 with Soho Home+ members spending double the site average.

•	Scorpios in Mykonos reopened in May against a backdrop of ongoing Covid-19 restrictions across Europe and we signed a lease for Scorpius Tulum, with opening expected at the end of 2022.

•	The Ned in London reopened in May 2021, together with the launch of the new Ned Friends membership (Ned’s Club and Ned Friends members are not included in total members).

•

Soho Works sites in both the UK and North America have seen membership base growth and office occupancy increase to over 80%, as the relaxation of Covid-19 restrictions encouraged more people to return to work as well as the trend towards a more flexible working structure.

•	Soho Friends Membership grew in the second quarter as we expanded the programme into North America and Europe, as well as opening four new Studio spaces and hosting a weekly events programme.

•

The LINE and Saguaro Hotels – We acquired hotel management agreements for six hotels under The Line and Saguaro brands that will broaden MCG’s geographic reach in North America and enhance our membership experience. Current locations in Los Angeles, Washington, Austin, Scottsdale and Palm Springs offer approximately 1,470 hotel rooms with a further hotel currently under development in San Francisco and due to open in 2022.

•	House Foundations programme made strong progress with the launch of our inaugural Inclusivity Soho House Board as well as the roll-out of the Soho Apprenticeship programme.

Current Outlook:

The following forward-looking statement reflects MCG’s expectations as of August 26, 2021:

•	We remain optimistic about the ongoing recovery of In-House Revenues driven by the pent-up demand of our members we have seen so far.

•

Near term, the exact timing and profile of the recovery is conditional on the progression of Covid-19 as well as associated restrictions. Reflecting this, we currently see stronger momentum in the UK compared to North America and, particularly, Europe where Houses and other sites continue to be impacted by restrictions.

•	We expect to open three new Soho Houses in the third quarter 2021 and Soho House Brighton in the fourth quarter 2021.

•	The strong wait list and high number of applications position MCG well to grow the member base across both new and existing Soho Houses, as well as across other MCG membership brands.

Conference Call and Webcast:

The Membership Collective Group will host a conference call and live webcast to discuss these results and business outlook on August 26, 2021 at 08:30 EST.

To listen to the live conference call, please dial UK +44 (0) 203 059 58 69 or US +1 (0) 760 294 16 74. A live broadcast and accompanying presentation will be available at MCG’s website www.membershipcollectivegroup.com.

A replay of the webcast will be available on the MCG website following the call for up to 90 days.

Non-GAAP Financial Measures

This release contains certain financial measures, including Adjusted EBITDA, House-Level Contribution and Margin, Other Contribution and Margin and certain financial measures presented on a Constant Currency basis that are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (‘GAAP’). We refer to these measures as ‘non-GAAP financial measures.’ We use these non-GAAP financial measures when planning, monitoring and evaluating our performance. We consider these non-GAAP financial measures to be useful metrics for management and investors to facilitate operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures, tax position, depreciation, and amortization that we believe are not representative of our core business. We use these non-GAAP financial measures as operating metrics for business planning purposes and in measuring our performance.

The non-GAAP financial measures we use herein are defined by us as follows:

ADJUSTED EBITDA. Adjusted EBITDA is a supplemental measure of our performance. Adjusted EBITDA is defined as net income (loss) before depreciation and amortization, interest expense, net, provision (benefit) for income taxes, adjusted to take account of the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These other items include, but are not limited to, loss (gain) on sale of property and other, net, share of loss (profit) from equity method investments, foreign exchange, share of equity method investments adjusted EBITDA and share-based compensation expense (see summary Historical Consolidated Financial and Operating data in our final prospectus under Rule 424(b) filed with the U.S. Securities and Exchange Commission

(“SEC”) on July 16, 2021 for further information). We believe that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of expenses (income) that do not relate to ongoing business performance.

HOUSE-LEVEL CONTRIBUTION AND MARGIN. House-Level Contribution is defined as House Revenues less In-House Operating Expenses, which includes expense items such as food and beverage costs, labor costs, variable overheads and fixed costs, such as rent. It does not reflect the impact of depreciation, amortization, impairment, gain or loss on sale of property, or general and administrative expenses. House-Level Contribution Margin is defined as House-Level Contribution as a percentage of our House Revenues and is a key determinant of our performance and profitability and our return on the investment we make in each of our Houses. Given that all costs associated with providing our members with the Soho House experience, including the costs associated with maintaining our Houses and providing services to members while in Houses, are included in In-House Operating Expenses, we use House Revenues (inclusive of House Membership Revenues) in calculating House-Level Contribution and House-Level Contribution Margin to assess the overall profitability of our Houses. Accordingly, our management considers House-Level Contribution and House-Level Contribution Margin to be an important management measure to evaluate the performance of each House, and growth in aggregate House-Level Contribution allows us to leverage our general and administrative costs and improve overall profitability.

HOUSE MEMBERSHIP REVENUES. House Membership Revenues are comprised primarily of annual membership fees and one-time registration fees from Soho House members which are amortized over 20 years.

IN-HOUSE REVENUES. In-House Revenues include all revenues realized within our Houses, including food and beverage, accommodation and spa products and treatments.

HOUSE REVENUES. House Revenues is defined as House Membership Revenues plus In-House Revenues, less Non-House Membership Revenues. Our management views House Membership Revenues and In-House Revenues as interrelated and their aggregation as important in tracking House performance. Although there is no minimum spend for any member on In-House offerings, nevertheless in practice most members consume food and beverage, accommodations and other offerings at our Houses. The pricing of our In-House offerings is reflective of the fact that the significant majority of In-House offerings that generate In-House revenues are consumed by members who also pay a membership fee in relation to that House, with pricing of such In-House offerings being identical for both members and non-members.

OTHER CONTRIBUTION AND MARGIN. Other Contribution is defined as Other Revenues plus Non-House Membership Revenues less Other Operating Expenses, which includes expense items not related to the operation of Houses, such as labor costs, variable overheads and fixed costs, such as rent. It does not reflect the impact of depreciation, amortization, impairment, gain or loss on sale of property, or general and administrative expenses. Other Contribution Margin defined as Other Contribution as a percentage of our Other Revenues and is a key determinant of our performance and profitability and our return on the investment in our non-House business. Our management considers Other Contribution and Contribution Margin to be an important management measure.

CONSTANT CURRENCY. Some of our financial and operational data that we disclose in this release is presented on a ‘constant currency’ basis to isolate the effect of currency changes during the period. Where we refer to a measure being calculated in ‘constant currency,’ we are calculating the dollar change and the percentage change as if the exchange rate that is being used in the current period was in effect for all prior periods presented except where we discuss a comparison of our results comparing fiscal 2020 to fiscal 2019, in which case we calculate constant currency for fiscal 2019, using exchange rates in effect in 2020. We believe that this calculation provides a more meaningful indication of actual year over year performance and eliminates any fluctuations from currency exchange rates.

While we believe that these non-GAAP financial measures are useful in evaluating our business, this information should be considered as supplemental in nature and is not meant as a substitute for revenues or net income (loss), in each case as recognized in accordance with GAAP. In addition, other companies may calculate one or more of these measures differently, which reduces the usefulness of any such measure as a comparative measure.

A reconciliation of Net Loss to Adjusted EBITDA is set forth below for the 13-Weeks Ending July 4, 2021 and June 28, 2020:

See “Non-GAAP Financial Measures” for an explanation of our constant currency results.

	13-Weeks Ended		Percent Change
	July 4, 2021	June 28, 2020	Actuals	Constant Currency(1)
	Actuals	Actuals
	(Unaudited, dollar amounts in thousands)
Net Loss	(57,108)	(77,857)	27%	36%
Depreciation and Amortization	21,905	16,176	35%	19%
Interest Expense, net	17,018	17,897	(5)%	(16)%
Income tax benefit	3	(277)	n/m	n/m

EBITDA	(18,182)	(44,061)	59%	64%
(Gain) loss on sale of property and other, net	(6,903)	12	n/m	n/m
Share of loss of equity method investments	130	2,136	94%	95%
Foreign exchange (2)	1,055	4,903	78%	81%
Share of equity method investments adjusted EBITDA	1,456	498	n/m	n/m
Share-based compensation expense	2,548	—	n/m	n/m
Membership credits expense (3)	1,404	8,175	83%	85%
COVID-19 related charges (4)	(272)	1,739	n/m	n/m
Corporate financing and restructuring costs (5)	6,208	505	n/m	n/m
Abandoned project and site closure costs	—	6,413	100%	100%

Adjusted EBITDA	(12,556)	(19,680)	36%	44%

(1)	See “Non-GAAP Financial Measures” for an explanation of our constant currency results.
(2)

The increase in foreign exchange period on period is driven by an increase in non-USD denominated borrowings, which have increased since the preceding period, foreign exchange volatility, and an out of period adjustment.

(3)

Beginning on March 14, 2020, due to the Covid-19 pandemic, we issued membership credits to active members of our closed Houses to be redeemed for certain Soho Home products and services. Membership credits were a one-time goodwill gesture, issued as a marketing offer to active members. The expense represents our best estimate of the cost in fulfilling the membership credits.

(4)

Represent items of additional expense incurred in order to comply with health and safety protocols while keeping certain Houses open during the pandemic. In 2021, we received a government grant related to business rates in the UK which reduced our COVID related expenses.

(5)

Our corporate financing and restructuring costs vary significantly each year and period presented based on financing and restructuring being undertaken. Such costs do not relate to normal, recurring, cash operating expenses. In the second quarter 2021, these costs consisted of IPO-related costs of $6,205 incurred during this quarter. In the second quarter 2020, we incurred costs of $505 related to our internal restructuring initiative to simplify the business in terms of headcount and cost structure.

A Reconciliation of Operating Loss to House-Level Contribution & Other Contribution for the 13 weeks ending July 4, 2021 and June 28, 2020 is set forth below

	July 4, 2021	June 28, 2020	Change%	June 28, 2020 Constant Currency(1)	Constant Currency Change%(1)
	Actuals
	(Unaudited, dollar amounts in thousands)
Operating Loss	(46,860)	(58,089)	19%	(66,096)	29%
General and Administrative	19,500	15,702	24%	17,866	9%
Pre-opening expenses	6,493	5,701	14%	6,487	0%
Depreciation and Amortization	21,905	16,176	35%	18,406	19%
Other	11,926	28,759	(59)%	32,723	(64)%
Non-House Membership Revenue	(3,483)	(333)	n/m	(379)	n/m
Other Revenues	(33,423)	(9,437)	n/m	(10,738)	n/m
Other Operating Expenses	40,685	19,561	n/m	22,257	83%

House-Level Contribution	16,743	18,040	(7)%	20,526	(18)%

Operating Loss Margin	(38)%	n/m	n/m
House-Level Contribution Margin	19%	38%	(19)%

	July 4, 2021	June 28, 2020	Change%	June 28, 2020 Constant Currency(1)	Constant Currency Change%(1)
	Actuals
	(Unaudited, dollar amounts in thousands)
Operating Loss	(46,860)	(58,089)	19%	(66,096)	29%
General and Administrative	19,500	15,702	24%	17,866	9%
Pre-opening expenses	6,493	5,701	14%	6,487	0%
Depreciation and Amortization	21,905	16,176	35%	18,406	19%
Other	11,926	28,759	(59)%	32,723	(64)%
House Membership Revenues	(41,380)	(44,123)	(6)%	(50,205)	(18)%
In-House Revenues	(45,793)	(3,111)	n/m	(3,540)	n/m
In-House Operating Expenses	70,430	29,194	n/m	33,218	n/m

Total Other Contribution	(3,779)	(9,791)	61%	(11,141)	66%

Operating Loss Margin	(38)%	n/m		n/m
Other Contribution Margin	(10)%	(100)%		(100)%

Key Performance and Operating Metrics Evaluated by Management

In assessing the performance of our business, we consider a variety of operating and financial measures. These key measures include:

NUMBER OF SOHO HOUSES. The number of Soho Houses reflects the total number of Soho Houses in operation in any period, irrespective of whether each House is (i) controlled by us, (ii) operated through a non-controlling interest in a joint venture or (iii) operated through a management contract.

We review the number of members from all Houses to assess new member growth, total House Revenues, and House-Level Contribution.

NUMBER OF SOHO HOUSE MEMBERS. Our Soho House membership model is an integral part of our business and has a significant impact on our profitability and financial performance. Typically, members hold an Every House membership or a Local House membership. Member count is the primary driver of Membership Revenues and is also a critical factor in In-House Revenues as members utilize the offerings that are provided within the Houses. Soho House members include all active, frozen and non-paying members.

The extent to which we achieve growth in our membership base, retain existing members and periodically increase our membership fee rates will impact our profitability. We have historically enjoyed strong member loyalty, reflected by very high retention rates. Robust demand for our memberships is also evidenced by considerable wait lists for our Houses.

The year-over-year increase in our total number of Soho House members is driven by a combination of increases in membership at existing Houses and members from new Houses.

NUMBER OF OTHER MEMBERS. Other members include members of Soho Works, Soho Friends and SOHO HOME+ and are key to our growth strategy and enhancing our Soho House member experience. Like Soho House members, other memberships are an integral part of our business and we believe will have a significant impact on our profitability and financial performance in the future.

FROZEN MEMBERS. Frozen Members refers to Soho House members who have elected to suspend their membership payments on a six, nine- or twelve-month basis during which period the member is not able to gain access to a Soho House site as a member, access our membership Apps, or book bedrooms or Cowshed treatments or products on discounted member rates. Frozen Members are not included in Adult Paying Members, but are included in the total number of Soho House members.

MEMBERSHIP REVENUES. Membership Revenues are comprised of House Membership Revenues (as defined below) and Non-House Membership Revenues (as defined below). House Membership Revenues and Non-House Membership Revenue are each comprised primarily of annual membership fees and one-time registration fees which are amortized over 20 years. Membership Revenues are a function of the number of members, membership mix, and membership pricing. For GAAP, we report Membership Revenues only from Houses and sites in which we own a controlling interest. Our membership pricing varies by geographic segment and membership offering and, as such, our mix of House and Soho Works club openings can affect our revenue growth and profitability over time. Prices are generally higher in North America and the rest of the world compared with the UK and Europe. Membership Revenues provide a stable and recurring source of revenues which have few direct costs and, as such, is a reliable and predictable source of cash flow.

HOUSE MEMBERSHIP REVENUES. House Membership Revenues is an important performance indicator and is defined above in the NON-GAAP reconciliation.

IN-HOUSE REVENUES. In-House Revenues refer to all revenues realized within our Houses, and primarily includes revenues from food and beverage, accommodation, and spa products and treatments.

HOUSE REVENUES. House Revenues is an important performance indicator and is defined in “Non-GAAP Financial Measures.”

OTHER REVENUES. Other Revenues are defined as total revenues that are not realized within our Houses, including revenues from Scorpios, Soho Works and our stand-alone restaurants, procurement fees from Soho House Design, Soho Home and Cowshed retail products and other revenues from products and services that we provide outside of our Houses, as well as management fees from the Ned.

NON-HOUSE MEMBERSHIP REVENUES. Non-House Membership Revenues are comprised of Soho Works membership revenue, Soho Friends membership revenue and SOHO HOME+ membership revenue.

ACTIVE APP USERS. Active App Users is defined as unique users who have logged into any of our membership Apps within the last three months.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding our expected financial performance and operational performance for the second quarter of 2021, as well as statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “forecast,” “estimate,” “may,” “should,” “anticipate” and similar statements of a future or forward-looking nature. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including important factors discussed under the caption “Risk Factors” in our final prospectus under Rule 424(b) filed with the U.S. Securities and Exchange Commission (“SEC”) on July 16, 2021 in connection with our initial public offering as such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. In addition, we operate in rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements that we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this release are inherently uncertain and may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. In addition, the forward-looking statements made in this release relate only to events or information as of the date on which the statements are made in this release. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Contacts:

Investors Relations

ir@membershipcollectivegroup.com

Media and Press

press@membershipcollectivegroup.com

About Membership Collective Group:

The Membership Collective Group (MCG) is a global membership platform of physical and digital spaces that connects a vibrant, diverse and global group of members. These members use the MCG platform to work, socialize, connect, create and flourish all over the world. We began with the opening of the first Soho House in 1995 and remain the only company to have scaled a private membership network with a global presence. Members around the world engage with MCG through our global collection of 30 Soho Houses, 9 Soho Works, The Ned in London, Scorpios Beach Club in Mykonos, Soho Home – our interiors and lifestyle retail brand – and our digital channels. The LINE and Saguaro hotels in North America also form part of MCG’s wider portfolio.

For more information, please visit www.membershipcollectivegroup.com.

Source: Membership Collective Group (MCG)